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                                                                    EXHIBIT 23.4



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 21, 2005, in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be filed on or about the date hereof and related Prospectus of BPI Energy Holdings, Inc. for the registration of shares of its common stock.


/s/ Meaden & Moore, Ltd.


MEADEN & MOORE, LTD.
Independent Registered Public Accounting Firm



May 9, 2006
Cleveland, Ohio